As filed with the Securities and Exchange Commission on October 31, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CALAVO GROWERS, INC.

(Exact name of registrant as specified in its charter)

California	33-0945304
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1141-A Cummings Road

Santa Paula, California 93060

(805) 525-1245

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lecil E. Cole

Chief Executive Officer

Calavo Growers, Inc.

1141-A Cummings Road

Santa Paula, California 93060

(805) 525-1245

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Dietrick Miller

TroyGould PC

1801 Century Park East

Suite 1600

Los Angeles, California 90067

(310) 789-1245

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $0.001 par value per share	1,397,213 shares	$45.82	$64,020,300	$7,440

(1)	Pursuant to Rule 416 under the Securities Act of 1933, the shares being registered on this registration statement include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered on this registration statement as a result of stock splits, stock dividends or similar transactions.
(2)	As described in more detail in the prospectus that is contained in this registration statement, the number of shares of the registrant’s common stock being registered on this registration statement consists of (a) 1,097,213 outstanding shares of the registrant’s common stock that were issued to the selling shareholder named in the prospectus upon the attainment of an earn-out target specified in an Agreement and Plan of Merger, dated as of May 25, 2011, among the registrant, the selling shareholder and several other parties, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of July 31, 2013, and Amendment No. 2 to Agreement and Plan of Merger, dated as of October 1, 2013 (the “Second Merger Agreement Amendment”), and (b) 300,000 currently unissued shares of the registrant’s common stock, which represent the registrant’s estimate of the maximum number of additional shares of common stock that the registrant could be required to issue to the selling shareholder pursuant to the terms of the Second Merger Agreement Amendment that provide for the issuance of additional earn-out shares to the selling shareholder if, and to the extent that, the selling shareholder sells any of such 1,097,213 outstanding earn-out shares pursuant to the prospectus on the NASDAQ Global Select Market for less than a specified aggregate price.
(3)	The price is estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and is based upon the average of the high and low sales prices of the registrant’s common stock on October 24, 2014, as reported on the NASDAQ Global Select Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not a solicitation of an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 31, 2014

PROSPECTUS

Since 1924

The First Name in Avocados

Calavo Growers, Inc.

1,397,213 Shares of Common Stock

This prospectus relates to the offer and sale from time to time of up to 1,397,213 shares of our common stock by the RFG Nominee Trust, which is referred to in this prospectus as the “Trust” or the “selling shareholder.” The selling shareholder may elect not to sell any of such shares or only some of such shares. We will not sell any shares of our common stock under this prospectus, and we will not receive any proceeds from the Trust’s sale of shares of our common stock offered by this prospectus. We have agreed to pay the Trust’s brokerage commissions that are incurred in connection with the sale of the shares. We have also agreed to pay all expenses that are incurred in connection with the registration of the shares of common stock offered by this prospectus.

As described in more detail in this prospectus under “Prospectus Summary - The Offering,” the number of shares offered for sale by the Trust consists of (1) 1,097,213 outstanding shares of our common stock that were issued to the Trust on October 23, 2014 upon the attainment of an earn-out target specified in an Agreement and Plan of Merger, dated as of May 25, 2011, among us, the selling shareholder and several other parties, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of July 31, 2013, and by Amendment No. 2 to Agreement and Plan of Merger, dated as of October 1, 2013 (the “Second Merger Agreement Amendment”), and (b) 300,000 currently unissued shares of our common stock, which represent our estimate of the maximum number of additional shares of common stock that we could be required to issue to the Trust pursuant to the terms of the Second Merger Agreement Amendment that provide for the issuance of additional earn-out shares to the Trust if, and to the extent that, the Trust sells any of such 1,097,213 outstanding earn-out shares pursuant to this prospectus on the NASDAQ Global Select Market for less than a specified aggregate price.

As described in more detail in this prospectus under “Plan of Distribution,” if the Trust elects to sell any shares offered by this prospectus, it will do so on the NASDAQ Global Select Market through broker-dealers. No other shareholders are entitled to sell shares through the use of this prospectus.

Investing in our common stock involves risks. See “Risk Factors” on page 4 of this prospectus for a discussion of risks that you should consider before you invest in our common stock.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “CVGW.” On October 28, 2014, the last reported sales price for our common stock on the Nasdaq Global Select Market was $46.87 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2014.

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ABOUT THIS PROSPECTUS

As described in more detail in this prospectus under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” this prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) in order to permit the Trust to sell the shares of our common stock that are described in this prospectus.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of common stock that are described in this prospectus, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus or any related prospectus supplement is accurate as of any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference into this prospectus is correct as of any date subsequent to the date of the document incorporated by reference, even though this prospectus or any related prospectus supplement is delivered or shares are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information that is contained in this prospectus, any related prospectus supplement and in any document incorporated by reference into this prospectus. Neither the Trust nor we have authorized any broker, salesperson, dealer or other person to provide you with information that is different from that contained in this prospectus, any related prospectus supplement or in any document incorporated by reference into this prospectus, and you are not entitled to rely upon any such different information.

We note that the representations, warranties and covenants made in any agreement filed as an exhibit to the registration statement on Form S-3 or to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, and should not be deemed to be representations, warranties or covenants with you or to you. Furthermore, such representations, warranties and covenants should not be relied upon as accurately representing our current financial condition or business.

References in this prospectus to “Calavo,” “we,” “us” and “our” refer to Calavo Growers, Inc. and its subsidiaries.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference into this prospectus and does not contain all of the information that may be important to you or that you should consider before investing in our common stock. You should carefully read this entire prospectus, any related prospectus supplement and all of the documents that are incorporated by reference into this prospectus, including our consolidated financial statements, before making a decision to purchase our common stock.

Calavo

We are a global leader in the avocado industry and an expanding provider of value-added fresh food. Our expertise in marketing and distributing avocados, prepared avocados and other perishable foods allows us to deliver a wide array of fresh and prepared food products to food distributors, produce wholesalers, supermarkets, convenience stores and restaurants on a worldwide basis. We procure avocados principally from California, Mexico and Chile. Through our various operating facilities, we sort, pack and/or ripen avocados, tomatoes and Hawaiian grown papayas. We also produce salsa and prepare ready-to-eat produce and deli products. We distribute our products both domestically and internationally and report our operations in three different business segments: Fresh Products, Calavo Foods and Renaissance Food Group.

Our principal executive offices are located at 1141-A Cummings Road, Santa Paula, California 93060, and our telephone number is (805) 525-1245. Our website address is www.calavo.com, although the information on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

The Offering

Issuer	Calavo Growers, Inc.

Selling shareholder	RFG Nominee Trust, of which Kenneth J. Catchot is the Trustee

Shares of our common stock offered by the selling shareholder (1)	1,397,213 shares, of which 1,097,213 shares are issued and outstanding and owned by the Trust and of which 300,000 shares represent our estimate of the maximum number of additional shares of common stock that we could be required to issue to the Trust pursuant to the Second Merger Agreement Amendment described below in Note 1.

Use of proceeds	We will not receive any proceeds from the Trust’s sales of shares of our common stock.

Risk Factors	Investing in our common stock involves risks. See “Risk Factors” on page 4 of this prospectus for a discussion of risks that you should consider before you invest in our common stock.

Our NASDAQ Global Select Market symbol	CVGW

(1)	We entered into an Agreement and Plan of Merger dated as of May 25, 2011 (the “Merger Agreement”) with Renaissance Food Group, LLC, a Delaware corporation (“RFG”), the Trust and the following owners of RFG (the “Sellers”): Liberty Fresh Foods, LLC, Kenneth J. Catchot, James S. Catchot, James Gibson, Cut Fruit, LLC, Jose O. Castillo and Donald L. Johnson. Pursuant to the Merger Agreement, we acquired RFG from the Sellers and, among other things, we agreed to make a final earn-out payment to the Sellers and the Trust of $50,000,000 in cash and 434,783 shares of our common stock if, during any three consecutive twelve-month periods during a five-year earn-out period, the EBITDA of RFG is at least $15,000,000 and the revenue of RFG is at least $190,000,000. The Trust exists for the benefit of the Sellers, and its trustee is Kenneth J. Catchot.

Effective as of October 1, 2013, we entered into the Second Merger Agreement Amendment pursuant to which we agreed with the Sellers and the Trust that, upon the attainment of the earn-out target described in the preceding paragraph, we would have the right to satisfy the $50,000,000 payment obligation described in the preceding paragraph (1) entirely in cash, (2) entirely by issuing to the Trust an additional number of shares of our common stock having a value of $50,000,000, or (3) partially in cash and partially in an additional number of shares of our common stock issued to the Trust having a combined value of $50,000,000. We agreed that the number of shares of common stock to be issued by us, if we elected to issue shares, would be determined by dividing the aggregate dollar amount of shares to be issued by us by the closing price of our common stock on the NASDAQ Global Select Market on the last business day preceding the date of our delivery of stock issuance instructions to our transfer agent. We also agreed in the Second Merger Agreement Amendment to file a registration statement on Form S-3 to permit the Trust to sell the shares described in this paragraph as well as any additional earn-out shares described below that we are obligated to issue under the Second Merger Agreement Amendment.

The earn-out target described above was satisfied with respect to the three consecutive twelve-month periods ended September 30, 2014 and, as required by the Merger Agreement, we issued 434,783 shares of common stock to the Sellers in reliance upon the securities registration exemption contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for a transaction by an issuer not involving a public offering. Those 434,783 shares are not covered by this prospectus.

We elected to satisfy our $50,000,000 earn-out payment obligation described above by issuing to the Trust shares of our common stock having a value equal to $50,000,000. Accordingly, we issued 1,097,213 shares of common stock to the Trust, based upon a closing price of $45.57 per share for our common stock on the NASDAQ Global Select Market on October 23, 2014. Those 1,097,213 shares are being offered by the Trust pursuant to this prospectus and were issued by us in reliance upon the Section 4(2) securities registration exemption described in the preceding paragraph.

We agreed in the Second Merger Agreement Amendment to issue additional shares of common stock to the Trust if, during either or both of two 120-day periods specified in the Second Merger Agreement Amendment, the Trust sells shares that were issued to it under the Second Merger Agreement Amendment on the NASDAQ Global Select Market for a lower total sales price than it would have received if it had sold such shares for a sales price equal to the closing price of our common stock that was used in determining the number of shares to be issued by us to the Trust. Based upon a comparison between the $45.57 closing price that we used in valuing the $50,000,000 of stock that we issued to the Trust and the lowest closing price, equal to $29.91 per share, for our common stock since March 1, 2014, we estimate that the maximum number of additional shares of our common stock that we may be obligated to issue to the Trust under this provision of the Second Merger Agreement Amendment is 300,000 shares, although the exact number of shares (if any) that we will be obligated to issue will depend upon the actual price of our common stock during the sale periods described in the Second Merger Agreement Amendment and upon the number of shares (if any) that the Trust sells during such periods. Those additional 300,000 estimated shares are also covered by this prospectus in accordance with our agreement in the Second Merger Agreement Amendment to provide resale registration rights for those shares. Any shares that we may become obligated to issue beyond those 300,000 shares are not covered by this prospectus.

RISK FACTORS

Investing in our common stock involves certain risks. Before you decide whether to purchase any shares of our common stock, in addition to the other information in this prospectus, you should carefully consider the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as such risk factors may be updated from time to time by our future filings with the SEC. If one or more of these risks materializes, our business, financial condition and results of operations may be adversely affected. In that event, the value of our common stock could decline. The risks that are described in this prospectus or in any document that is incorporated by reference into this prospectus are not the only risks that we face. Additional risks not presently known to us or that we currently believe to be immaterial may also adversely affect our business, financial condition and results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any related prospectus supplement and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts that are contained in this prospectus, any related prospectus supplement and the documents incorporated by reference into this prospectus, including statements regarding our future results of operations, financial condition, business strategy and business prospects, should be considered forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “could,” “anticipate,” “predict,” or “expect” and similar expressions.

These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, assumptions and other factors that are, in many cases, beyond our control. Forward-looking statements are not promises or guarantees of future performance. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. Except to the extent expressly required by applicable law, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Risks that may cause actual events or results to differ from those discussed in the forward-looking statements include, without limitation, increased competition, unfavorable general business conditions, increased packaging, shipping and energy costs, the unavailability of required transportation services, product liability claims, conducting substantial amounts of business internationally, increased prices paid by us for agricultural products, decreased market prices for our products, adverse weather and growing conditions confronting growers who supply products to us, new governmental regulations, disruption of water supplies and increased water prices, changes in interest and currency exchange ratios, the failure to achieve anticipated benefits from our acquisition of other businesses, labor disputes and loss of key personnel, as well as the other risks that are described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which we have filed with the SEC and are incorporated by reference into this prospectus, as such risk factors may be updated from time to time by our future filings with the SEC.

USE OF PROCEEDS

We will not sell any shares of our common stock under this prospectus, and we will not receive any proceeds from the Trust’s sale of shares of our common stock offered by this prospectus. We have agreed to pay the Trust’s brokerage commissions that are incurred in connection with the sale of the shares offered by this prospectus. We have also agreed to pay all expenses that are incurred in connection with the registration under the Securities Act of such shares.

SELLING SHAREHOLDER

The following table presents information about the shares of our common stock that are offered by this prospectus. The Trust is the sole selling shareholder named in this prospectus and exists for the benefit of the Sellers. Whether sales of shares will be made by the Trust, and the timing and amount of each sale, is within the sole discretion of the trustee of the Trust, and such trustee will act independently of us in making decisions to sell shares. Registration of the shares under the Securities Act does not require the Trust to sell any of the shares. A donee, purchaser or other transferee of shares from the Trust is not entitled to use this prospectus to sell any of the shares offered by the Trust pursuant to this prospectus.

The following table is based in part on information provided to us by the Trust and assumes that the Trust will sell all of the shares that are offered by this prospectus. The percentage of shares beneficially owned by the Trust prior to this offering was calculated based upon 17,294,401 shares of our common stock that were outstanding as of October 31, 2014. Such number of outstanding shares includes the 1,097,213 shares that were issued to the Trust on October 23, 2014.

The number of shares being offered by the Trust pursuant to this prospectus, as set forth in the following table, consists of the 1,097,213 outstanding shares of our common stock that were beneficially owned by the Trust as of October 31, 2014 and 300,000 currently unissued shares that represent our estimate of the maximum number of additional shares of common stock that we could be obligated to issue to the Trust pursuant to the Second Merger Agreement Amendment. However, the number of such additional shares (if any) that we may be required to issue to the Trust is not determinable as of the date of this prospectus, and will not be determinable for at least 120 days after the date of this prospectus, and the Trust therefore is not currently the beneficial owner of any of such 300,000 contingent shares pursuant to the beneficial ownership principles set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

	Shares of Common Stock Beneficially Owned Prior to this Offering		Number of	Shares of Common Stock Beneficially Owned After Completion of this Offering
Selling shareholder	Number of Shares	Percent	Shares Being Offered	Number of Shares	Percent
RFG Nominee Trust (1)	1,097,213	6.3%	1,397,213	0	0

(1)	The trustee of the Trust is Kenneth J. Catchot, who has sole voting and investment power over the shares that are owned by the Trust. Mr. Catchot is Manager of Renaissance Food Group, LLC, which is our wholly owned subsidiary. Mr. Catchot has a beneficial ownership interest in approximately 42.5% of the shares that are owned by the Trust. The Trust disclaims beneficial ownership of the 580,426 shares of our common stock that are owned directly by Mr. Catchot, and such shares are not listed in the above table or covered by this prospectus. The address of the Trust and Mr. Catchot is 11171 Sun Center Drive, Suite 200, Rancho Cordova, California 95670-6190.

DESCRIPTION OF COMMON STOCK

We have authority to issue 100,000,000 shares of common stock. As of October 31, 2014, 17,294,401 shares of our common stock were issued and outstanding. The following summary of our common stock is qualified by reference to the provisions of our articles of incorporation and bylaws, which are filed as exhibits to the Form S-3 registration statement of which this prospectus is a part.

We have one class of common stock. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by shareholders, provided that shareholders have cumulative voting rights in the election of directors. Holders of shares of common stock are entitled to receive on a pro rata basis such dividends, if any, as may be declared from time to time by our board of directors in its discretion from funds legally available for that use. They are also entitled to share on a pro rata basis in any distribution to shareholders upon our liquidation, dissolution or winding up. Common shareholders do not have preemptive rights to subscribe to any additional stock issuances by us, and they do not have the right to require the redemption of their shares or the conversion of their shares into any other class of our stock.

The following provisions of our bylaws may have the effect of discouraging, delaying or preventing someone from acquiring us or merging with us, which might cause the market price of our common stock to decline or prevent shareholders from realizing a premium over the market price of their shares:

•	Our bylaws establish advance notice procedures with respect to the nomination of candidates for election as directors and the proposal of other business for consideration at shareholders’ meetings, other than nominations or proposals made by or at the direction of the board of directors or a committee of the board of directors;

•	Within the range specified by our bylaws, our board of directors determines the size of our board and may create new directorships and elect new directors, which may enable an incumbent board to maintain control by adding directors; and

•	Our board of directors may amend our bylaws without a vote of our shareholders, which may enable our board to change our bylaws to deter a proxy contest in connection with an unsolicited takeover offer.

The transfer agent and registrar of our common stock is Computershare Trust Company, N.A.; 250 Royall Street; Canton, Massachusetts 02021. Its telephone number is (800) 962-4284.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “CVGW.”

PLAN OF DISTRIBUTION

Pursuant to the Second Merger Agreement Amendment, the Trust is entitled to sell the shares that are offered pursuant to this prospectus on the NASDAQ Global Select Market. Sales of the shares may be at fixed prices, at prevailing market prices at the time of sale, at prices relating to the prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. The Trust may use one or more of the following methods when selling the shares on the NASDAQ Global Select Market:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; and

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account.

We have agreed to pay the Trust’s reasonable and customary brokerage commissions that are incurred in connection with the sale of the shares. We have also agreed to pay all expenses that are incurred in connection with the registration of the shares of common stock offered by this prospectus.

We have provided the Trust with a copy of this prospectus. If the Trust uses this prospectus for any sale of its shares, the Trust will be subject to the prospectus delivery requirements of the Securities Act, including by compliance with Rule 172 under the Securities Act.

We agreed in the Second Merger Agreement Amendment to keep this prospectus effective only until the date that all of the shares acquired by the Trust under the Second Merger Agreement Amendment have been sold by the Trust or, if earlier, until the date that the Trust has owned all such shares for six months and is entitled to sell the shares pursuant to Rule 144 under the Securities Act. Once the Trust has owned shares of our common stock for at least six months, it may elect to sell some or all of such shares under Rule 144 rather than under this prospectus.

The Trust has advised us that, as of the date of this prospectus, it has entered into an agreement with Janney Montgomery Scott LLC to serve as the Trust’s broker in connection with sales of the shares by the Trust on the NASDAQ Global Select Market. The Trust reserves the right to determine the number of shares, if any, that will be sold and to enter into agreements with other broker-dealers or to terminate its agreement with Janney Montgomery Scott LLC. The agreement with Janney Montgomery Scott LLC states that its brokerage commissions, charges and other fees are set forth on its website. The brokerage commissions, which are subject to change, are currently anticipated to be $0.025 per share.

The Trust and any broker-dealers or agents that are involved in selling the shares covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. The Trust has advised us that neither it nor its trustee is a registered broker-dealer.

The Trust and any other person participating in the sale of the shares covered by this prospectus will be subject to certain provisions of the Exchange Act and the rules and regulations thereunder. In particular, Regulation M under the Exchange Act generally provides that a selling shareholder and specified affiliated persons engaged in the distribution of securities are subject to restrictions on the purchase of such securities during the period of distribution described in Regulation M. Furthermore, Regulation M generally provides that persons engaged in a distribution of securities are prohibited from simultaneously engaging in market-making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions. Other anti-manipulation rules under the Exchange Act may also apply to sales of the shares covered by this prospectus.

LEGAL MATTERS

TroyGould PC, Los Angeles, California, has issued an opinion about certain matters with respect to the shares of common stock offered by this prospectus. Marc L. Brown, who is a member of TroyGould PC, is a director of Calavo and beneficially owns 13,886 shares of our common stock.

EXPERTS

Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended October 31, 2013 (including the schedule appearing therein), and the effectiveness of our internal control over financial reporting as of October 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance with that act, file periodic reports, proxy statements and other information with the SEC. The periodic reports, proxy statements and other information filed by us are available for inspection and copying at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC’s Public Reference Room. The SEC also maintains an Internet site that contains all reports, proxy statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act for the shares of common stock offered by this prospectus (the “registration statement”). The registration statement, including the exhibits to the registration statement and the documents incorporated by reference into the registration statement, contains additional information about us and the shares of common stock offered by this prospectus. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. For further information about us and our common stock, you should review the registration statement, the exhibits filed with the registration statement and the documents incorporated by reference into the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate into this prospectus by reference the information we file with it, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information.

We incorporate by reference into this prospectus the following documents that we have filed, or will file, with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended October 31, 2013, filed with the SEC on January 13, 2014;

•	Our Quarterly Reports on Form 10-Q for the quarters ended January 31, 2014, April 30, 2014 and July 31, 2014, filed with the SEC on March 11, 2014, June 6, 2014 and September 15, 2014, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on November 26, 2013, January 10, 2014, April 25, 2014, September 5, 2014, September 10, 2014, September 30, 2014 and October 29, 2014, respectively;

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on December 6, 2001, and any amendment or report subsequently filed for the purpose of updating such description; and

•	Each document that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date on which we filed the registration statement of which this prospectus is a part and before the termination of this offering, with information in each such filing to be deemed to be incorporated by reference into this prospectus as of the date we make the filing with the SEC.

You may request a copy of any of these filings from us at no cost by writing or calling our Corporate Controller at the following address or telephone number: Calavo Growers, Inc.; 1141-A Cummings Road; Santa Paula, California 93060; (805) 525-1245.

Notwithstanding the foregoing, no portion of any document that is “furnished” but not “filed” in accordance with SEC rules under Exchange Act shall be deemed to be incorporated by reference into the registration statement. Any statement contained in the registration statement or in a document incorporated by reference into the registration statement will be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained in the registration statement or in any other subsequently filed document that is incorporated by reference into the registration statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the registration statement.

Common Stock

Since 1924

The First Name in Avocados

PROSPECTUS

            , 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be paid by us in connection with the offer and sale of the shares of common stock registered under this registration statement. We have agreed to reimburse the selling shareholder for its brokerage commissions and attorneys’ fees incurred in connection with this registration statement and the sale of the shares covered by this registration statement. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$7,440
Legal fees and expenses	15,000
Accounting fees and expenses	10,000
Brokerage commissions	35,000
Miscellaneous expenses	5,000

Total	$72,440

Item 15.	Indemnification of Directors and Officers.

Sections 204(a)(11) and 317 of the California General Corporation Law (the “CGCL”) authorize us to indemnify, subject to the terms and conditions set forth therein, our directors, officers, employees and other agents against expenses, judgments, fines, settlements and other amounts that they may incur in connection with pending, threatened or completed legal actions or proceedings that are based upon their service as our directors, officers, employees or other agents or that are based upon their service as directors, officers, employees or other agents of certain other specified entities such as our subsidiaries. The CGCL also provides that we are entitled to purchase indemnification insurance on behalf of any such director, officer, employee or agent.

Article VII of our amended and restated bylaws requires the indemnification by us of each of our directors to the maximum extent permitted by applicable law. Article VII of our amended and restated bylaws authorizes, but does not require, us to indemnify our officers, employees and other agents against the expenses, judgments, fines, settlements and other amounts that are described in the preceding paragraph.

Article V of our articles of incorporation eliminates the personal liability of our directors for monetary damages for breach of their duties as directors to the fullest extent permitted under California law. Section 204(a)(10) of the CGCL provides that this provision does not eliminate or limit the liability of a director (1) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (2) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (3) for any transaction from which the director derived an improper personal benefit, (4) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the corporation or its shareholders, (5) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (6) under Section 310 of the CGCL regarding certain contracts or transactions between the director and the corporation, or (7) under Section 316 of the CGCL regarding certain dividends, loans, guaranties or stock repurchases.

Item 16.	Exhibits.

A list of the exhibits filed with this registration statement is set forth below in the Exhibit Index and is incorporated by reference into this Item 16.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Paula, State of California, on October 31, 2014.

CALAVO GROWERS, INC.

By:	/s/ Lecil E. Cole Lecil E. Cole Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lecil E. Cole and J. Link Leavens, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power to act alone and with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective amendments and post-effective amendments) to this registration statement on Form S-3, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same and all prospectus supplements, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 31, 2014.

Signature	Title

/s/ Lecil E. Cole	Chairman of the Board of Directors,
Lecil E. Cole	President and Chief Executive Officer
(Principal Executive Officer)

/s/ Arthur J. Bruno	Chief Operating Officer, Chief Financial Officer and Corporate Secretary
Arthur J. Bruno	(Principal Financial Officer)

/s/ James E. Snyder	Controller
James E. Snyder	(Principal Accounting Officer)

/s/ George H. Barnes	Director
George H. Barnes

/s/ Marc L. Brown	Director
Marc L. Brown

/s/ Egidio Carbone, Jr.	Director
Egidio Carbone, Jr.

/s/ Michael A. DiGregorio	Director
Michael A. DiGregorio

/s/ Harold S. Edwards	Director
Harold S. Edwards

/s/ James D. Helin	Director
James D. Helin

/s/ Steven W. Hollister	Director
Steven W. Hollister

/s/ John M. Hunt	Director
John M. Hunt

/s/ J. Link Leavens	Director
J. Link Leavens

/s/ Donald M. Sanders	Director
Donald M. Sanders

/s/ Dorcas H. Thille	Director
Dorcas H. Thille

/s/ Scott Van Der Kar	Director
Scott Van Der Kar

EXHIBIT INDEX

Exhibit Number	Description of Document

2.1	Agreement and Plan of Merger dated as of May 25, 2011 among Calavo Growers, Inc., CG Mergersub LLC, Renaissance Food Group, LLC, Liberty Fresh Foods, LLC, Kenneth J. Catchot, James S. Catchot, James Gibson, Cut Fruit, LLC, Jose O. Castillo, Donald L. Johnson and the RFG Nominee Trust (previously filed by the registrant on January 10, 2012 as Exhibit 2.1 to the registrant’s Current Report on Form 8-K/A, and incorporated herein by reference). (Certain portions of the exhibit were omitted based upon a request for confidential treatment filed by the registrant with the Securities and Exchange Commission. The omitted portions of the exhibit were separately filed by the registrant with the Securities and Exchange Commission.)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of July 31, 2013, among Calavo Growers, Inc., Renaissance Food Group, LLC, Liberty Fresh Foods, LLC, Kenneth J. Catchot, James S. Catchot, James Gibson, Cut Fruit, LLC, Jose O. Castillo, Donald L. Johnson and the RFG Nominee Trust (previously filed by the registrant on September 4, 2013 as Exhibit 10.1 to the registrant’s Current Report on Form 8-K, and incorporated herein by reference).

2.3	Amendment No. 2 to Agreement and Plan of Merger, dated as of October 1, 2013, among Calavo Growers, Inc., Renaissance Food Group, LLC, Liberty Fresh Foods, LLC, Kenneth J. Catchot, James S. Catchot, James Gibson, Cut Fruit, LLC, Jose O. Castillo, Donald L. Johnson and the RFG Nominee Trust (previously filed by the registrant on November 26, 2013 as Exhibit 10.1 to the registrant’s Current Report on Form 8-K, and incorporated herein by reference).

4.1	Articles of Incorporation of Calavo Growers, Inc. (previously filed by the registrant on April 24, 2001 as Exhibit 3.1 to the registrant’s Registration Statement on Form S-4, and incorporated herein by reference).

4.2	Amended and Restated Bylaws of Calavo Growers Inc. (previously filed by the registrant on September 30, 2014 as Exhibit 3.4 to the registrant’s Current Report on Form 8-K, and incorporated herein by reference).

4.3	Form of Common Stock Certificate of Calavo Growers, Inc. (previously filed by the registrant on July 22, 2002 as Exhibit 4.1 to the registrant’s Registration Statement on Form S-1, and incorporated herein by reference).

5.1	Opinion of TroyGould PC.*

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of TroyGould PC (included in Exhibit 5.1).

24.1	Power of Attorney (included in Part II of this registration statement).

*	Filed with this registration statement.